UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2002

CNET NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street
San Francisco, CA    94105

(Address of principal executive offices including zip code)

(415) 344-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Items.

On April 24, 2002, Dan Rosensweig, President and Director of CNET Networks, Inc., announced his resignation as president and director of the company to accept a position as Chief Operating Officer at Yahoo! Inc. Mr.Rosensweig was formerly Chief Executive Officer of ZDNet, Inc., which was acquired by CNET Networks in October 2000. In light of its current experienced and broad management team, the company does not plan to replace Mr. Rosensweig's position at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2002

CNET NETWORKS, INC.

By: /s/ SHELBY BONNIE

Name: Shelby Bonnie
Title: Chairman of the Board and Chief Executive Officer